Exhibit10.9

Execution Copy

FIRST AMENDMENT TO FINANCING AND SECURITY AGREEMENT

This FIRST AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this“Amendment”) is made and entered into as of March 24, 2020, by and among MAVEN COALITION, INC., a Delaware corporation, THEMAVEN, INC., a Delaware corporation, MAVEN MEDIA BRANDS, LLC, a Delaware limited liability company, THESTREET, INC., a Delaware corporation (collectively, “Borrowers”), and FPP FINANCE LLC (“Lender”).

WHEREAS, pursuant to that certain Financing and Security Agreement, made and entered into on February 6, 2020, by and among Borrowers and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “FSA”), Lender has extended credit to Borrowers upon the terms and subject to the conditions set forth therein; capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the FSA; and

WHEREAS, Borrowers have requested that Lender amend the FSA in order to permit Borrowers and the other Note Parties (as defined the BRF Loan Agreement) to amend and restate the BRF Loan Agreement in order to, among other things, allow for the incurrence by Borrowers and such other Note Parties of up to $12 million in additional secured indebtedness thereunder, which additional secured indebtedness shall constitute Non-ABL Creditor Obligations as defined in and subject to the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. AMENDMENTS TO FSA ON THE FIRST AMENDMENT EFFECTIVE DATE:

Effective as of the First Amendment Effective Date, the FSA is amended as follows:

(1) Definitions. The definition of “BRF Loan Agreement” in Section 36 of the Financing and Security Agreement is amended by replacing such definition is its entirety with the following:

(f) “BRF Loan Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of June 14, 2019, as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement, dated as of August 27, 2019, and by that certain Second Amendment to Amended and Restated Note Purchase Agreement, dated as of February 27, 2020, as amended and restated by that certain Second Amended and Restated Note Purchase Agreement, dated as of March 24, 2020 (the “Second A&R Note Purchase Agreement”), in each case, by and among Parent, the guarantors from time to time party thereto, each of the purchasers from time to time party thereto, and BRF Agent, on behalf of itself and such purchasers, as may be amended, restated, supplemented or otherwise modified from time to time.

(2) Schedules. Schedule 12.5 to the FSA is supplemented by adding the following at the end of the first row to said schedule as follows:

Name of Loan Document	Date of Issuance/Document	Holder of Permitted Indebtedness	Maximum Principal Amount
Second A&R Note Purchase Agreement.	March 24, 2020; the initial borrowing will occur on the effective date of the Second A&R Note Purchase Agreement; one or more additional borrowings may be incurred from time to time thereafter	BRF Finance Co., LLC and each person who becomes a purchaser under the BRF Loan Agreement

Up $12,000,000.00 in additional principal amount in the aggregate plus any interest paid in kind by adding such amount to the outstanding principal amount of the indebtedness.

$49,921,344.21 in principal amount plus interest paid in kind by adding such amount to the outstanding principal amount of the indebtedness, is outstanding under the

Second A&R Note Purchase Agreement upon the amendment and restatement of the A&R Note Purchase Agreement thereby before giving effect to any additional borrowings described below on or after effective date of the Second A&R Note Purchase Agreement.

(3) Section 21.2. Section 21.2 of the Financing and Security Agreement is hereby amended by adding the following proviso to the end of such existing section: “; provided, for the avoidance of doubt, the Early Termination Fee shall be due and payable by Borrower to Lender in connection with any election by Lender under this Section 21.2 on or after December 31, 2020 up to and including January 31, 2021.”

II. CONDITIONS TO EFFECTIVENESS:

This Amendment shall become effective as of the first date upon which each of the following conditions is satisfied (the “Amendment Effective Date”):

(1) Documents. Borrowers shall have delivered or caused to be delivered the following documents in form and substance reasonably satisfactory to Lender (and, as applicable, duly executed and dated the Amendment Effective Date or an earlier date satisfactory to Lender):

(a) Amendment. This Amendment.

(b) Amendment to Intercreditor Agreement. The Amendment No. 1 to Intercreditor Agreement.

(c) Second A&R Note Purchase Agreement. The Second A&R Note Purchase

Agreement, an execution copy of which is attached hereto as Exhibit A.

(2) Representations and Warranties. The representations and warranties of each Borrower set forth in the FSA and the other Loan Documents to which such Borrower is a party shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which by its terms is limited as to materiality, in each case, after giving effect to such qualification) on and as of Amendment Effective Date.

(3) No Default. Both before and after giving effect to this Amendment and the transactions contemplated thereby, no event shall have occurred or be continuing or would result from the amendments contemplated hereby that would constitute an Event of Default or a default under the FSA or the other Loan Documents.

(4) Fees and Expenses. Borrowers shall have paid all documented or invoiced fees, costs and expenses due and payable by Borrowers on or prior to the Amendment Effective Date under the FSA and the other Loan Documents.

III. MISCELLANEOUS:

(1) Consent. By this Amendment, Lender hereby consents to the transactions contemplated by the Second A&R Note Purchase Agreement, including the additional Non-ABL Creditor Obligations incurred pursuant thereto.

(2) Ratification, Etc. Except as expressly amended hereby, the FSA and the other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the FSA shall hereafter be read and construed together as a single document, and all references in the FSA or any other Loan Document shall hereafter refer to the FSA as amended by this Amendment.

(3) Reaffirmation. Each Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under FSA and any other Loan Document to which it is a party and (b) ratifies and reaffirms its grant of security interests and liens and confirms and agrees that such security interests and liens shall continue in full force and effect and ranks as continuing security for the payment and discharge of the obligations secured thereunder, including, without limitation, all of the Obligations.

(4) No Waiver. Nothing contained in this Amendment shall be deemed to (a) constitute a waiver of any default or Event of Default that may hereafter occur or heretofore have occurred and be continuing, (b) except as a result of the amendments expressly set forth in Section I of this Amendment, otherwise modify any provision of the FSA or any other Loan Document, or (c) give rise to any defenses or counterclaims to Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the FSA and the other Loan Documents.

(5) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(6) Counterparts; Effectiveness. This Amendment may be executed via facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Financing and Security Agreement as of the date first above written.

BORROWERS:

MAVEN COALITION, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

THEMAVEN, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

MAVEN MEDIA BRANDS, LLC

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

THESTREET, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

[Signature Page – First Amendment to Financing and Security Agreement]

LENDER:

FPP FINANCE LLC

By:	/s/ Secil Baysal
Name:	Secil Baysal
Title:	President

[Signature Page – First Amendment to Financing and Security Agreement]